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                                                                    Exhibit 10.1

                                 AMENDMENT NO. 1
                             TO EMPLOYMENT AGREEMENT

     Reference is made to the Employment Agreement entered into on July 1, 2004 and effective as of April 1, 2004 by and between Atari, Inc. and Bruno Bonnell (the "Agreement"). This Amendment No. 1 to the Agreement (this "First Amendment"), shall be effective as of November 23, 2005, and shall, as set forth below, constitute the further understanding and agreement between the parties with respect to the Agreement.

     1. For good and valuable consideration, the parties hereby amend the Agreement as follows:

     Paragraph 6, is amended and restated in its entirety to read as follows:

"6. Relocation and Housing Allowance: The Company shall provide Executive with a relocation and housing allowance for the period commencing April 1, 2004 through the Term of this Agreement, provided that, Executive continues to serve as the Chief Executive Officer of the Company. The relocation and housing allowance shall include reimbursement for Executive's actual and documented rent, security deposit, and broker commissions or fees; provided, however, that rent reimbursement will be capped at (i) $7,600 per month through December 31, 2004 (the "2004 Cap"), (ii) $8,360 per month in calendar 2005 (the "2005 Cap"), (iii) $12,200 per month in calendar 2006, and (iv) for each remaining year of the Term during which Executive is entitled to receive the housing allowance, such amount as is equal to or above $12,200 and is reasonable and necessary to secure appropriate housing, in accordance with then standard market conditions. The Company shall also cover similar expenses incurred (i) from January 1, 2004 through the Effective Date, subject to the 2004 Cap and (ii) from November 26, 2004 to June 6, 2005, subject to the 2004 Cap and 2005 Cap, as applicable and regardless of whether Executive was then serving as the Chief Executive Officer of the Company. The Company hereby agrees to execute any rent payment guarantees reasonably required by any third party as a result of Executive's international status in connection with Executive's living accommodations. All relocation and housing allowances made under this Paragraph shall be grossed up as necessary to account for any applicable income or other taxes for which Executive may be responsible in connection therewith, including as a result of the gross up. If Executive's employment hereunder is terminated prior to expiration of the Term by the Company without Cause or as a result of Disability, as a result of the Executive's death or by the Executive for Good Reason, the Company will assume all of Executive's obligations with respect to his housing through the end of the then current calendar year, subject to the applicable rent reimbursement cap for that year. If Executive ceases to serve as the Company's Chief Executive Officer

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prior to expiration of the Term for any reason other than those specified in the preceding sentence, then the Company shall not be obligated to provide the housing allowance or assume all of the Executive's obligations with respect to his housing for any period thereafter, except that the Company shall continue to provide the rent reimbursement for a reasonable transition period."

     2. Except as expressly or by necessary implication modified or amended by this First Amendment, the terms of the Agreement are hereby ratified and confirmed without limitation or exception.

     3. Capitalized terms used in this First Amendment and not otherwise defined herein shall have the same meaning ascribed to them as set forth in the Agreement.

     4. This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This First Amendment may be executed via facsimile.

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     IN WITNESS WHEREOF, each of the parties has caused this First Amendment to be executed as of the date first written above.

ATARI, INC.                             BRUNO BONNELL


By: /s/ Diane P. Baker                  /s/ Bruno Bonnell
    ---------------------------------   ----------------------------------------
Name: Diane P. Baker
Title: EVP & CFO


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